EXHIBIT 31.2

Certificate of Chief Financial Officer
pursuant to Securities Exchange Act Rules 13a-15(e)
and 15d-15(e), as adopted pursuant to Section 302 of
the Sarbanes-Oxley Act of 2002 dated August 1, 2003

I, Douglas N. Woodrum, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of CNET Networks, Inc. (CNET);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of CNET as of and for the periods presented in this report;

4.	CNET’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for CNET and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information related to CNET, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of CNET’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in CNET’s internal control over financial reporting that occurred during CNET’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect CNET’s internal control over financial reporting; and

5.	CNET’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to CNET’s auditors and the audit committee of CNET’s board of directors:

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, which are reasonably likely to adversely affect CNET’s ability to record, process, summarize and report financial data; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in CNET’s internal control over financial reporting.

November 10, 2003

BY: /S/ Douglas N. Woodrum —————————————— Douglas N. Woodrum Executive Vice President and Chief Financial Officer